Press Release:

For Immediate Release

KMG America Reports Second Quarter 2006 Net Income of $0.05 Per Share

KMG America Will Host an Investor Web Cast Today, Monday, August 7th at 10:00 A.M. EST

Minneapolis, MN, August 7, 2006 – KMG America Corporation – (the “Company” or “KMG America”) (NYSE: KMA) today reported net income for the second quarter ended June 30, 2006 of $1.0 million, or $0.05 per diluted share, compared to net income for the first quarter of 2006 of $1.2 million, or $0.06 per diluted share, and second quarter 2005 net income of $0.7 million, or $0.03 per diluted share.

KMG America’s Chief Executive Officer, Kenneth Kuk, commented, “While second quarter earnings are much improved compared to the same period last year, results are below our expectations due primarily to adverse claims experience in portions of the Kanawha legacy business. Claims fluctuations from quarter to quarter are inherent to our business and we are satisfied that the Kanawha legacy block of business will continue to provide a stable contribution to earnings over time.”

Mr. Kuk added, “Regarding our new larger case activity, seasonally-adjusted second quarter sales growth is apparent in spite of our decision to limit new sales representative hiring. And productivity per sales rep appears consistent with our objectives. Our intent is to maintain 20-22 sales reps until adequate margins are demonstrated.”

2006 OUTLOOK

The Company previously offered guidance of $0.35 to $0.40 operating earnings per share for 2006. In light of the recent quarter and year-to-date results and considering the margin compression issues in the stop loss product, the Company currently estimates operating earnings per share to be in the range of $0.28 to $0.32 for the full year of 2006.

SECOND QUARTER FINANCIAL RESULTS

Second quarter 2006 operating income (see discussion of non-GAAP financial measures below) declined slightly to $1.1 million compared to first quarter 2006 operating income of $1.2 million, due primarily to adverse claims experience in the Kanawha legacy business and increased litigation expenses. Second quarter 2006 operating income increased to $1.1 million, compared to second quarter 2005 operating income of $0.7 million, due primarily to revenue growth from the new larger case sales activity and improved investment income that more than offset the adverse claims experience.

After-tax operating losses attributed to the new KMG America growth initiatives increased slightly to $2.5 million in the second quarter of 2006 as a result of the increased litigation expense this quarter, compared to the $2.4 million reported in the first quarter of 2006, but favorable compared to the $2.6 million reported in the second quarter of 2005. Direct premiums related to the sales activity from the new KMG America distribution channel increased to $7.1 million (before reinsurance ceded) compared to $6.2 million in the first quarter of 2006, and $0.1 million in the second quarter of 2005. Expenses (net of deferrals) totaled $4.7 million in the second quarter of 2006 compared to $4.3 million in the first quarter of 2006 and $4.0 million in the second quarter of 2005.

Operating income attributed to the Kanawha legacy business for the second quarter of 2006 was $3.6 million, or $0.16 per diluted share, flat compared to $3.6 million, or $0.16 per diluted share, in the first quarter of 2006, and up slightly compared to the second quarter 2005 operating income of $3.3 million, or $0.15 per diluted share. Favorable investment income in the current quarter was largely offset by adverse claims experience. The Company believes that excluding the earnings results of the new KMG America sales activity during the initial period when startup expenses exceed incremental new premiums provides a more meaningful comparison of the trends in earnings produced by Kanawha’s legacy business, which serves to fund the initial expenses associated with building the new sales and underwriting organization and the infrastructure needed to operate as a public company. The more notable earnings drivers are discussed below where the second quarter 2006 results are compared to the first quarter 2006 results.

Premium Revenue

Net premiums for the second quarter of 2006 increased to $30.7 million, compared to $29.8 million in the first quarter of 2006. The increase is due to incremental premiums related to the new KMG America sales distribution channel that produced $7.1 million of new direct earned premiums ($5.2 million net of reinsurance) in the second quarter of 2006 compared to $6.2 million of new direct earned premiums ($4.5 million net of reinsurance) in the first quarter of 2006.

Investment Income

Investment income in the second quarter of 2006 increased to $7.6 million, compared to $7.2 million in the first quarter of 2006, due to improved investment portfolio yield. The second quarter 2006 investment portfolio yield averaged 5.25%, based on average cash and invested assets excluding FAS 115 unrealized gains (losses), an improvement of 30 basis points from the 4.95% average yield reported in the first quarter of 2006. The second quarter investment income included approximately $175,000 of pretax benefit related primarily to an adjustment to the prepayment assumption in the mortgage backed securities portfolio because of rising interest rates this year. The second quarter 2006 average yield would have been 5.10% on a “normalized” basis after adjusting for items that do not occur evenly over time. Average cash and invested assets declined slightly (after removing increasing unrealized capital losses due to rising interest rates) due to the conversion of financial assets into deferred acquisition cost assets that result from new product sales, and continuing high level of incremental expenses relative to new revenues associated with the build out of the new sales and underwriting operation..

Policyholder Benefits

Policyholder benefits on a segment basis for the second quarter of 2006 were impacted by reserve reallocations between the Kanawha legacy segments as a result of implementing final purchase GAAP reserves and replacing the preliminary reserving methodology in use since the Kanawha acquisition at the end of 2004. Both policyholder benefits and the corresponding benefit ratio by segment are affected by this reallocation with no impact to the total company results in 2005 and the first six months of 2006. To facilitate period-over-period comparisons for the legacy segment results, all periods have been reclassified to a pro forma basis as if the final purchase GAAP reserve methodology was implemented as of December 31, 2004. See discussion of non-GAAP financial measures below for a more detailed description.

Policyholder benefits for the second quarter of 2006 increased slightly to $24.4 million compared to $23.4 million in the first quarter of 2006, due to higher claims reported in the senior segment and increased benefits related to incremental sales in the new KMG America worksite segment. The total company benefit ratio was 79.5% in the second quarter of 2006 compared to 78.3% in the first quarter of 2006. The benefit ratio in Kanawha’s legacy worksite segment improved to 70.4% in the second quarter of 2006, compared to 73.3% in the first quarter of 2006, reflecting in part an improvement from the ratio in the first quarter which had been affected by the one-time return of premium noted then. The benefit ratio in the senior segment increased to 78.3% in the second quarter of 2006, compared to 71.6% in the first quarter of 2006, reflecting higher claim reserves on open claims in the second quarter compared to the first quarter of 2006 and a policy reserve pattern created by uneven policy anniversaries from quarter to quarter. The acquired business segment second quarter 2006 benefit ratio increased to 414.7%, compared to the first quarter 2006 benefit ratio of 381.4%, due largely to a single large claim reported in the second quarter of 2006. The unusually high benefit ratio reported in the acquired segment reflects the fact that much of this business is paid up relative to current and future premium, as well as the impact of sizable experience rating refunds on one acquired block that reduce premiums and claims by the same amount. The acquired segment benefit ratio can also experience period-to-period fluctuations due to claims volatility and experience rated refunds. Excluding these experience refunds, the second quarter 2006 benefit ratio was 174.9% compared to 161.5% in the first quarter of 2006.

Insurance Commissions

Insurance commissions (before deferrals of policy acquisition costs) for the second quarter of 2006 were $5.3 million compared to $5.1 million in the first quarter of 2006, reflecting increased sales production. Insurance commissions, net of deferrals for the second quarter of 2006, declined slightly to $2.9 million compared to $3.0 million in the first quarter of 2006 due to an increased mix of voluntary product sales where commissions are deferred. Acquisition costs are not deferred on group and stop loss sales.

Expenses, Taxes, Licenses and Fees

General insurance expenses, taxes, licenses and fees (before deferrals of non-commission policy acquisition costs) for the second quarter of 2006 were $15.0 million, flat compared to $15.0 million in the first quarter of 2006. General insurance expenses, taxes, licenses and fees net of deferrals for the second quarter of 2006 were $13.2 million, up slightly compared to $13.0 million in the first quarter of 2006.

Amortization of Deferred Acquisition Costs (DAC)/Value of Business Acquired (VOBA)

Amortization of DAC/VOBA for the second quarter of 2006 was $1.2 million, flat when compared to the $1.2 million reported in the first quarter of 2006. A large claim reported in the acquired business segment and a subsequent reduction in insurance in-force caused a temporary unfavorable accelerated VOBA adjustment of $0.2 million in the current quarter.

Provision for Income Taxes

The Company experienced an effective tax rate of 34.0% in the second quarter of 2006, essentially flat compared to the 33.9% reported in the first quarter of 2006, but higher than the 24.4% effective tax rate reported in the second quarter of 2005. The low effective tax rate in the second quarter of 2005 resulted from applying a net operating loss carry forward in a subsidiary for which a valuation allowance had been established against the deferred tax asset.

*       **

NOTES ON FINANCIAL PRESENTATION

Non-GAAP Financial Measures

•

Operating Income - To supplement the financial statements presented on a GAAP basis, the Company reported operating income, which is a non-GAAP measure. Operating income is defined as net income excluding realized investment gains/losses (except for realized investment gains/losses that are directly offset by executive deferred compensation expense), net of income taxes. Management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because it excludes items that management believes are not indicative of the operating results of the business. In addition, this non-GAAP measure is used by management to evaluate the operating performance of the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income determined in accordance with GAAP.

•

Pro forma segment results – To supplement the financial statements presented on a GAAP basis, the Company reported pro forma segment results, which is a non-GAAP measure. Second quarter 2006 segment results were impacted by the reallocation of portions of policy reserves and corresponding investment income between the Kanawha legacy reporting segments. When KMG America acquired Kanawha insurance company in December of 2004, an additional provision for adverse deviations related to all legacy business was added to policy reserves, and allocated primarily to the acquired business segment and a smaller amount to the life products included in the legacy portion of the worksite insurance business segment. Given the discontinuation of long term care sales activity combined with the uncertainty in the amount and timing in obtaining approvals for rate increases for long term care policies from state insurance regulators, the company has deemed it appropriate to reallocate much more of the initial provision for adverse deviations to the senior segment. The triggering event for implementing this reallocation of policy reserves at the current time is the implementation of the final reserve methodology which replaces the preliminary reserve methodology which has been in use since inception.

The result of the reallocation of reserves between Kanawha legacy segments was to increase reserves by $37.5 million in the senior segment, offset by reduced reserves of $31.2 million in the acquired segment and $6.3 million in the legacy portion of the worksite segment. There was no impact to overall policy reserves or to reported earnings to date. The Company believes reserve adequacy testing of policy reserves currently underway will indicate that overall earnings over the next few years will not be adversely impacted by this reallocation.

This reallocation of reserves between the Kanawha legacy segments distorts the current quarter reported policyholder benefits and the resulting reported benefit ratios by segment. To provide a meaningful period-

over-period comparison by reporting segment, policy reserves and investment income contained in the segment results over the past six quarters have been reclassified on a pro forma basis in the attached financial tables and are also reflected in the subsequent discussion of segment results above.

A reconciliation of the non-GAAP financial measures contained in this release to the most comparable GAAP measures appears in the attached tables.

FORWARD LOOKING INFORMATION

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause KMG America Corporation's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: implementation of its business strategy; hiring and retaining key employees; predicting and managing claims and other costs; fluctuations in its investment portfolio; financial strength ratings of its insurance subsidiary; government regulations, policies and investigations affecting the insurance industry; competitive insurance products and pricing; reinsurance costs; fluctuations in demand for insurance products; possible recessionary trends in the U.S. economy; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission. KMG America Corporation assumes no obligation to publicly update or revise any forward-looking statements.

ABOUT KMG AMERICA CORPORATION

KMG America is a holding company that was formed to acquire the Southeastern regional insurance company, Kanawha Insurance Company, and to operate and grow Kanawha’s insurance and other related businesses nationwide. KMG offers a broad mix of individual and group insurance products and stop-loss coverage along with third-party administration services to employers and to working Americans. For more information visit: www.kmgamerica.com.

WEB CAST

KMG America will host an investor and analyst web cast today, Monday, August 7, 2006, at 10:00 a.m. EST. The web cast and replay will be available via the following links: www.kmgamerica.com analyst/investor tab – for all investors; www.streetevents.com – for institutional investors; www.fulldisclosure.com – for retail investors. The replay will be available starting approximately 2 hours after the original web cast. The replay will be available through Monday, August 21, 2006.

Contact:	Tim Daniels
Ph: (952) 930-4807
tim.daniels@kmgamerica.com

KMG America Corporation

Consolidated Statements of Income (GAAP basis, unaudited)

(in thousands, except share data and percentages)

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Insurance premiums, net of reinsurance	$30,662	$29,811	$26,817	$60,473	$53,015
Net investment income	7,619	7,206	6,800	14,825	13,453
Commission and fee income	4,117	4,219	3,671	8,336	7,239
Realized investment gains	(115)	211	19	96	46
Other income	923	986	978	1,909	1,770
Total revenues	43,206	42,433	38,285	85,639	75,523
Policyholder benefits	24,373	23,354	20,646	47,727	41,076
Insurance commissions, net of deferrals	2,924	2,981	2,377	5,905	5,043
Expenses, taxes, fees and depreciation	13,213	13,049	13,103	26,262	24,579
Amortization of DAC and VOBA (1)	1,155	1,178	1,214	2,333	2,299
Total benefits and expenses	41,665	40,562	37,340	82,227	72,997
Income before income taxes	1,541	1,871	945	3,412	2,526
(Provision) for income taxes	(524)	(635)	(231)	(1,159)	(792)
Net income	$1,017	$1,236	$714	$2,253	$1,734
Net income per share:
Basic	$0.05	$0.06	$0.03	$0.10	$0.08
Diluted	$0.05	$0.06	$0.03	$0.10	$0.08
Weighted-average shares outstanding:
Basic	22,201	22,133	22,072	22,168	22,072
Diluted	22,218	22,138	22,072	22,197	22,106
Effective tax rate	34.0%	33.9%	24.4%	34.0%	31.4%
Benefit ratio (2)	79.5%	78.3%	77.0%	78.9%	77.5%
Expense ratio (3)	49.7%	50.6%	54.8%	50.1%	53.0%
Average portfolio yield (4)	5.25%	4.95%	4.69%	5.10%	4.64%
Average invested assets	$532,746	$519,669	$485,978	$525,911	$477,699
Average cash/equivalents & short terms (4)	47,363	62,679	94,583	55,353	102,189
Total average cash and invested assets	$580,109	$582,348	$580,562	$581,264	$579,888

(1)	DAC: Deferred Acquisition Costs; VOBA: Value of Business Acquired.
(2)	Benefit ratio is defined as policyholder benefits (equal to incurred claims plus increases in policyholder reserves) divided by net premiums.
(3)	Expense ratio defined as commissions, expenses and amortization of DAC/VOBA divided by earned premiums plus commissions/fees.
(4)

Average portfolio yield is defined as net investment income divided by average cash and invested assets excluding the impact of FAS115 unrealized gains (losses) plus average cash and equivalents. Average cash/equivalents and short term assets include the portion of initial public offering proceeds that are invested short (less than 2 year maturities).

KMG America Corporation

Supplemental Financial Information – Unaudited

(in thousands, except share data)

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Pro forma operating income (loss): (1)
Worksite insurance business	$861	$297	$137	$1,158	$153
Senior market insurance	1,852	2,138	1,281	3,990	2,499
Third party administration	375	410	209	785	390
Acquired business	(444)	(279)	379	(723)	658
Corporate and other	(1,592)	(1,339)	(1,304)	(2,931)	(1,996)
Total operating income	$1,052	$1,227	$702	$2,279	$1,704
Total excluding KMGA new activity (see table below)	$3,557	$3,583	$3,311	$7,139	$5,904

Operating income per share:
Basic	$0.05	$0.06	$0.03	$0.10	$0.08
Diluted	$0.05	$0.06	$0.03	$0.10	$0.08
Diluted – excl. KMGA new activity	$0.16	$0.16	$0.15	$0.32	$0.27

Weighted average shares outstanding:
Basic	22,201	22,133	22,072	22,168	22,072
Diluted	22,218	22,138	22,072	22,197	22,106

KMG America new activity:
Insurance premiums, net of reinsurance	$5,167	$4,535	$96	$9,702	$96
Net investment income	—	—	—	—	—
Total revenues	5,167	4,535	96	9,702	96
Policyholder benefits	3,413	3,072	70	6,485	70
Insurance commissions, net of deferrals	709	639	14	1,348	14
Expenses, taxes, fees, and depreciation	4,704	4,254	4,027	8,958	6,473
Amortization of DAC and VOBA	194	194	—	388	—
Total benefits and expenses	9,020	8,159	4,111	17,179	6,557
Income (loss) before income taxes	(3,853)	(3,624)	(4,015)	(7,477)	(6,461)
Benefit for income taxes	1,349	1,268	1,405	2,617	2,261
Net income (loss)	$(2,504)	$(2,356)	$(2,610)	$(4,860)	$(4,200)

(1)

Pro forma operating income is defined as net income excluding realized investment gains/losses (except for realized investment gains/losses that are directly offset by executive deferred compensation expense), net of income taxes. Segment pro forma operating income results reflect the impact of policy reserve reallocations and corresponding investment income allocations by segment, net of income taxes. These reserve and investment income reallocations only impact the Kanawha legacy segment operating income results and do not impact the total company results.

KMG America Corporation and Subsidiary

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets:
Cash and cash equivalents	$6,946	$32,583
Investments	542,908	543,307
Total cash and investments	549,854	575,890
Accrued investment income	6,051	5,917
DAC	21,250	14,032
VOBA	70,760	72,639
Other assets (1)	146,782	128,887
Total assets	$794,697	$797,365
Liabilities and shareholders’ equity:
Total policy and contract liabilities	$560,569	$547,894
Deferred income taxes	7,165	13,061
Other liabilities (2)	50,611	48,927
Total liabilities	618,345	609,882
Total shareholders’ equity	176,352	187,483
Total liabilities and shareholders’ equity	$794,697	$797,365
Book value per share:
Basic	$7.94	$8.47
Diluted	$7.93	$8.47
Book value per share: (excl FAS 115)
Basic	$8.80	$8.70
Diluted	$8.78	$8.70
Ending shares outstanding:
Basic	22,207	22,126
Diluted (4)	22,241	22,131

(1)	Other assets include reinsurance balances recoverable, real estate and equipment, federal income tax recoverable and other assets.
(2)

Other liabilities include accounts payable and accrued expenses, $16.2 million of outstanding principal and accrued interest on a subordinated note as of June 30, 2006, and other miscellaneous liabilities. Outstanding principal and accrued interest on the subordinated note as of December 31, 2005 was $15.8 million.

(3)	The book values are recalculated excluding $19.0 million of unrealized capital losses, net of taxes, on June 30, 2006. Unrealized capital losses were $5.0 million, net of taxes, on December 31, 2005.
(4)	Diluted shares were calculated using the treasury stock method.

Pro Forma Segment Results (Unaudited)

(in thousands)

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Worksite Insurance Business – Legacy:
Insurance premiums, net of reinsurance	$14,159	$13,972	$14,932	$28,131	$29,590
Net investment income	1,876	1,739	1,654	3,615	3,275
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	50	46	41	96	90
Total revenues	16,085	15,757	16,627	31,842	32,995
Policyholder benefits	9,964	10,241	10,551	20,205	21,401
Insurance commissions, net of deferrals	854	882	787	1,736	1,865
Expenses, taxes, fees and depreciation	2,323	2,271	2,503	4,594	5,198
Amortization of DAC and VOBA	332	584	894	916	1,714
Total benefits and expenses	13,473	13,978	14,735	27,451	30,178
Income before income taxes	$2,612	$1,779	$1,892	$4,391	$2,777
Total assets	$156,794	$157,983	$161,556	$156,794	$161,556

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Worksite Insurance Business – KMGA:
Insurance premiums, net of reinsurance	$5,167	$4,535	$96	$9,702	$96
Net investment income	—	—	—	—	—
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	—	—	—	—	—
Total revenues	5,167	4,535	96	9,702	96
Policyholder benefits	3,413	3,072	70	6,485	70
Insurance commissions, net of deferrals	709	639	14	1,348	14
Expenses, taxes, fees and depreciation	2,138	1,952	1,694	4,090	2,554
Amortization of DAC and VOBA	194	194	—	388	—
Total benefits and expenses	6,454	5,857	1,778	12,311	2,638
Income before income taxes	$(1,278)	$(1,322)	$(1,682)	$(2,609)	$(2,542)
Total assets	$7,132	$4,738	$—	$7,132	$—

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Senior market insurance business:
Insurance premiums, net of reinsurance	$10,705	$10,675	$11,128	$21,380	$21,729
Net investment income	2,272	2,050	1,599	4,322	3,053
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	760	809	799	1,569	1,456
Total revenues	13,737	13,534	13,526	27,271	26,238
Policyholder benefits	8,381	7,641	8,670	16,022	16,509
Insurance commissions, net of deferrals	1,269	1,367	1,472	2,636	2,961
Expenses, taxes, fees and depreciation	734	765	988	1,499	2,127
Amortization of DAC and VOBA	504	472	425	976	796
Total benefits and expenses	10,888	10,245	11,555	21,133	22,393
Income before income taxes	$2,849	$3,289	$1,971	$6,138	$3,845
Total assets	$249,677	$239,985	$217,435	$249,677	$217,435

Pro Forma Segment Results (Unaudited) – Continued

(in thousands)

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Third party administration business:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	—	—	—	—	—
Commissions and fee income	4,025	4,134	3,583	8,159	7,066
Realized investment gains	—	—	—	—	—
Other income	—	—	—	—	—
Total revenues	4,025	4,134	3,583	8,159	7,066
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation	3,448	3,503	3,261	6,951	6,467
Amortization of DAC and VOBA	—	—	—	—	—
Total benefits and expenses	3,448	3,503	3,261	6,951	6,467
Income before income taxes	$577	$631	$322	$1,208	$600
Total assets	$10,142	$10,063	$8,304	$10,142	$8,304

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Acquired business:
Insurance premiums, net of reinsurance	$631	$629	$661	$1,260	$1,599
Net investment income	2,089	1,955	1,924	4,044	3,841
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	23	16	18	39	31
Total revenues	2,743	2,600	2,603	5,343	5,471
Policyholder benefits	2,617	2,399	1,355	5,016	3,096
Insurance commissions, net of deferrals	91	94	103	185	202
Expenses, taxes, fees and depreciation	593	608	667	1,201	1,371
Amortization of DAC and VOBA	125	(72)	(105)	53	(210)
Total benefits and expenses	3,426	3,029	2,020	6,455	4,459
Income before income taxes	$(683)	$(429)	$583	$(1,112)	$1,012
Total assets	$164,917	$169,470	$174,942	$164,917	$174,942

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Corporate and other:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	1,383	1,462	1,623	2,845	3,285
Commissions and fee income	92	85	88	—	—
Realized investment gains	—	—	—	—	—
Other income	90	115	121	205	192
Total revenues	1,565	1,662	1,832	3,227	3,650
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation
-Kanawha legacy	1,472	1,450	1,659	2,922	2,943
-KMG America (KMGA) new activity	2,566	2,302	2,333	4,868	3,919
Amortization of DAC and VOBA	—	—	—	—	—
Total benefits and expenses	4,038	3,752	3,992	7,790	6,862
Income (loss) before income taxes	$(2,473)	$(2,090)	$(2,160)	$(4,563)	$(3,212)
Income before income taxes
excluding KMGA new activity	93	212	173	305	707
Total assets	$206,034	$211,677	$227,294	$206,034	$227,294

Reclassification of Historical Pro Forma Segment Quarterly Results (Unaudited)

(in thousands)

	Quarter Ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Worksite insurance business - Legacy
Insurance premiums, net of reinsurance	$14,159	$13,972	$13,912	$14,097	$14,932	$14,658
Net investment income	1,876	1,739	1,732	1,715	1,654	1,621
Commissions and fee income	—	—	—	—	—	—
Realized investment gains	—	—	—	—	—	—
Other income	50	46	42	40	41	49
Total revenues	16,085	15,757	15,686	15,852	16,627	16,328
Policyholder benefits	9,964	10,241	9,327	10,838	10,551	10,850
Insurance commissions, net of deferrals	854	882	833	745	787	1,078
Expenses, taxes, fees and depreciation	2,323	2,271	2,539	2,414	2,503	2,695
Amortization of DAC and VOBA	332	584	766	992	894	820
Total benefits and expenses	13,473	13,978	13,465	14,989	14,735	15,443
Income before income taxes	$2,612	$1,779	$2,221	$863	$1,892	$885
Benefit ratio	70.4%	73.3%	67.0%	76.9%	70.7%	74.0%
Total assets	$156,794	$157,983	$160,712	$161,457	$161,556	$163,144

	Quarter Ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Senior market insurance business
Insurance premiums, net of reinsurance	$10,705	$10,675	$10,135	$10,376	$11,128	$10,601
Net investment income	2,272	2,050	1,922	1,781	1,599	1,454
Commissions and fee income	—	—	—	—	—	—
Realized investment gains	—	—	—	—	—	—
Other income	760	809	747	732	799	657
Total revenues	13,737	13,534	12,804	12,889	13,526	12,712
Policyholder benefits	8,381	7,641	8,482	8,339	8,670	7,839
Insurance commissions, net of deferrals	1,269	1,367	1,240	1,294	1,472	1,489
Expenses, taxes, fees and depreciation	734	765	770	1,098	988	1,139
Amortization of DAC and VOBA	504	472	150	(392)	425	371
Total benefits and expenses	10,888	10,245	10,642	10,339	11,555	10,838
Income before income taxes	$2,849	$3,289	$2,162	$2,550	$1,971	$1,874
Benefit ratio	78.3%	71.6%	83.7%	80.4%	77.9%	73.9%
Total assets	$249,677	$239,985	$233,165	$225,457	$217,435	$209,281

	Quarter Ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Acquired business:
Insurance premiums, net of reinsurance	$631	$629	$1,579	$941	$661	$938
Net investment income	2,089	1,955	1,983	1,978	1,924	1,917
Commissions and fee income	—	—	—	—	—	—
Realized investment gains	—	—	—	—	—	—
Other income	23	16	18	20	18	13
Total revenues	2,743	2,600	3,580	2,939	2,603	2,868
Policyholder benefits	2,617	2,399	2,376	2,089	1,355	1,741
Insurance commissions, net of deferrals	91	94	99	98	103	99
Expenses, taxes, fees and depreciation	593	608	695	675	667	704
Amortization of DAC and VOBA	125	(72)	(276)	(258)	(105)	(105)
Total benefits and expenses	3,426	3,029	2,894	2,604	2,020	2,439
Income before income taxes	$(683)	$(429)	$686	$335	$583	$429
Benefit ratio	414.7%	381.4%	150.5%	222.0%	205.0%	185.6%
Total assets	$164,917	$169,470	$170,702	$173,097	$174,942	$176,963

	Quarter Ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Corporate and other
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—	$—
Net investment income	1,383	1,462	1,565	1,614	1,623	1,662
Commissions and fee income	92	85	50	78	88	85
Realized investment gains	—	—	—	—	—	—
Other income	90	115	89	407	121	71
Total revenues	1,565	1,662	1,705	2,099	1,832	1,818
Policyholder benefits	—	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—	—
Expenses, taxes, fees and depreciation	—	—	—	—	—	—
-Kanawha legacy	1,472	1,450	1,427	1,191	1,659	1,284
-KMG America (KMGA) new activity	2,566	2,302	1,866	1,919	2,333	1,586
Amortization of DAC and VOBA	—	—	—	—	—	—
Total benefits and expenses	4,038	3,752	3,293	3,110	3,992	2,870
Income before income taxes	$(2,473)	$(2,090)	$(1,588)	$(1,011)	$(2,160)	$(1,052)
Total assets	$206,034	$211,677	$221,683	$231,785	$227,294	$210,366

KMG America Corporation

Reconciliation of Operating Income and Consolidated Statements of Income (Unaudited)

(in thousands)

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Net income as reported	$1,017	$1,236	$714	$2,253	$1,734
Reconciliation to operating income:
Exclude realized investment gains/losses,	115	(211)	(19)	(96)	(46)
Exclude offsetting deferred compensation expense (1)	(61)	197	—	136	—
Taxes on the above	(19)	5	7	(14)	16
Operating income	$1,052	$1,227	702	$2,279	$1,704

KMG America Corporation

Reconciliation of Operating Income, Consolidated Statements of Income, and Segment Assets (Unaudited)

(in thousands)

Senior market insurance business

(Quarters Ended):

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Income (loss) before taxes as reported	$(36,239)	$1,756	$1,030	$1,458	$1,003	$926
Reconciliation to operating income:
Reallocation of investment income	706	639	625	586	462	442
Reallocation of policy reserves	38,382	894	507	506	506	506
Pro forma income before taxes	2,849	3,289	2,162	2,550	1,971	1,874
Taxes @ 35%	(997)	(1,151)	(757)	(893)	(690)	(656)
Pro forma operating income after taxes	$1,852	$2,138	$1,405	$1,658	$1,281	$1,218
Assets as reported	$249,677	$201,603	$193,889	$185,675	$177,147	$168,486
Reallocation of assets	—	38,382	39,276	39,782	40,288	40,795
Pro forma assets	$249,677	$239,985	$233,165	$225,457	$217,435	$209,281

Acquired business

(Quarters Ended):

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Income (loss) before taxes as reported	$31,744	$733	$1,214	$769	$1,120	$1,121
Reconciliation to operating income:
Reallocation of investment income	(17)	(26)	19	112	9	(146)
Reallocation of policy reserves	(32,410)	(1,176)	(547)	(546)	(546)	(546)
Pro forma income before taxes	(683)	(429)	686	335	583	429
Taxes @ 35%	239	150	(240)	(117)	(204)	(150)
Pro forma operating income after taxes	$(444)	$(279)	$446	$218	$379	$279
Assets as reported	$164,917	$201,880	$204,288	$207,229	$209,620	$212,188
Reallocation of assets	—	(32,410)	(33,586)	(34,132)	(34,678)	(35,225)
Pro forma assets	$164,917	$169,470	$170,702	$173,097	$174,942	$176,963

(1)            Pro forma reconciling adjustments reflect the reclassification of policy reserves, assets and corresponding investment income between Kanawha legacy reporting segments that relate to the implementation of the final purchase GAAP reserves as if the implementation occurred as of December 31, 2004. The reclassifications by segment did not impact total company results.

KMG America Corporation

Reconciliation of Operating Income, Consolidated Statements of Income, and Segment Assets (Unaudited) - Continued

(in thousands)

Worksite insurance business

(Quarters Ended):

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Income (loss) before taxes as reported	$7,185	$31	$499	$(823)	$119	$146
Reconciliation to operating income:
Reallocation of investment income	112	144	130	178	51	(161)
Reallocation of policy reserves	(5,972)	282	40	40	40	40
Pro forma income before taxes	1,325	457	669	(605)	210	25
Taxes @ 35%	(465)	(160)	(234)	212	(74)	(9)
Pro forma operating income after taxes	$861	$297	$435	$(393)	$137	$16
Assets as reported	$163,926	$168,693	$166,402	$167,107	$167,166	$168,714
Reallocation of assets	—	(5,972)	(5,690)	(5,650)	(5,610)	(5,570)
Pro forma assets	$163,926	$162,721	$160,712	$161,457	$161,556	$163,144

Corporate & other

(Quarters Ended):

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Income (loss) before taxes as reported	$(1,726)	$(1,319)	$(893)	$2	$(1,619)	$(890)
Reconciliation to operating income:
Exclude realized investment gains/losses	115	(211)	(34)	(278)	(19)	(27)
Exclude offsetting deferred compensation expense (1)	(61)	197	113	141	-	-
Reallocation of investment income	(801)	(757)	(774)	(876)	(522)	(135)
Pro forma income before taxes	(2,473)	(2,090)	(1,588)	(1,011)	(2,160)	(1,052)
Taxes	881	752	1,296	1,836	856	361
Pro forma operating income after taxes	$(1,592)	$(1,338)	$(292)	$825	$(1,304)	$(691)

(1)            Pro forma reconciling adjustments reflect the reclassification of policy reserves, assets and corresponding investment income between Kanawha legacy reporting segments that relate to the implementation of the final purchase GAAP reserves as if the implementation occurred as of December 31, 2004. The reclassifications by segment did not impact total company results.

(2)	Offsetting expense for realized gains (losses) related to executive deferred compensation trading activity.

KMG America Corporation

Statistical and Operating Data at or for the Periods Indicated

(in thousands, except percentages)

Other Financial Data

Unaudited

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Sales – issued and paid for annualized premiums:

Worksite insurance segment – Kanawha Legacy
Life	$623	402	677	$1,025	$1,296
Cancer	441	486	430	927	938
Disability income	633	633	933	1,266	2,244
Other A&H	276	210	315	486	974
Total worksite – Kanawha Legacy	1,973	1,731	2,355	3,704	5,452

Worksite insurance segment – KMG America (KMGA) New Activity
Core Group Products
Life	$180	1,151	—	$1,331	$—
Stop loss	5,487	12,776	1,128	18,263	1,128
Disability income	40	149	—	189	—
Other A&H	—	—	—	—	—
Voluntary Benefits Products:
Life	935	122	9	1,057	9
Cancer	64	41	80	105	80
Disability income	1,165	1,278	591	2,443	591
Other A&H	365	336	1	701	1
Total worksite – KMGA new activity	8,236	15,853	1,809	24,089	1,809

Senior market insurance segment
Long term care	52	303	549	355	996
Total senior market insurance	52	303	549	355	996
Total sales	$10,261	17,887	4,713	$28,148	$8,257

	Quarter Ended			Year-to-Date
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005
Segment benefit ratios: (1)
Worksite insurance – Kanawha legacy	70.4%	73.3%	70.7%	71.8%	72.3%
Worksite insurance – KMGA new activity	66.1%	67.7%	—	66.8%	—
Senior market insurance	78.3%	71.6%	77.9%	74.9%	76.0%
Acquired business	414.7%	381.4%	205.0%	398.1%	193.6%
Total company	79.5%	78.3%	77.0%	78.9%	77.5%

(1)            benefit ratio is defined as total policyholder benefits divided by total net premiums. Pro forma results restate the segment benefit ratios as if the finalized purchase GAAP reserving methodology adopted in the second quarter of 2006 was in place since December 31, 2004